Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Range Resources Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Range Resources Corporation and in the related Prospectus of our report dated January 31, 2003, included in the Annual Report (Form 10-K/A) of Range Resources Corporation for the year ended December 31, 2003 with respect to the consolidated financial statements of Great Lakes Energy Partners, L.L.C. as of and for the year ended December 31, 2002. We also consent to the inclusion in a Prospectus Supplement to the Registration Statement on Form S-3/A (Registration No. 333-76837) and this Registration Statement of our report dated February 11, 2004 with respect to the consolidated financial statements of Great Lakes Energy Partners, L.L.C. as of December 31, 2003 and 2002 and for the two years then ended. We further consent to the use of our name in the “Experts” section of such Prospectus Supplement.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 7, 2004